Exhibit 5.1
CLIFFORD CHANCE LLP
10 UPPER BANK STREET
LONDON
E14 5JJ
TEL +44 20 7006 1000
FAX +44 20 7006 5555
DX 149120 CANARY WHARF 3
www.cliffordchance.com
Our ref: 70-40387005

1 June 2010
Barclays PLC
1 Churchill Place
London E14 5HP
Dear Sirs
Barclays PLC: Registration under the US Securities Act of 1933
1.	We are acting on the instructions of Barclays PLC (the “Company”) in connection with the registration under the US Securities Act of 1933 (the “Securities Act”) of 433,000,000 ordinary shares of 25 pence each in the Company (the “Shares”) on Form S-8 in connection with:
(a)	the making of awards under the Barclays PLC Executive Share Award Scheme (“ESAS”), the Barclays PLC Performance Share Plan (“PSP”), the Barclays Group Incentive Share Plan (“ISP”) and the Barclays Group Share Value Plan (“SVP”); and

(b)	the offer of Shares and making of awards under the Barclays Global Sharepurchase Plan (“Sharepurchase Plan”).
2.	For the purposes of issuing this letter, we have reviewed only the documents referred to in the Appendix to this letter (the “Documents”).

English law

3.	The opinions set out in this letter (which are strictly limited to the matters stated herein and are not to be read as extended, by implication or otherwise, to any other matters) relate only to English law as applied by the English courts as at today’s date. This letter expresses no opinion on the laws of any other jurisdiction and is governed by English law.

Opinion

4.	On the basis of our understanding of the Documents and the assumptions and subject to the reservations set out below, we are of the opinion that:
(a)	the Company is a public company limited by shares and has been duly incorporated under English law;

(b)	subject to and upon the Shares being duly allotted and issued by the Company and/or transferred (a) to participants in ESAS by the trustee of the Barclays Group (ESAS) Employees’ Benefit Trust, (b) to participants in PSP, ISP and SVP by the trustee of the Barclays Group (PSP) Employees’ Benefit Trust and (c) to participants in the Sharepurchase Plan by the trustee of the Barclays Global Sharepurchase Plan Trust, the Shares will be duly and validly authorised and issued, fully paid and no further contributions in respect of such Shares will be required to be made to the Company by the holders thereof in respect of the issue of such Shares by reason solely of their being such holders.
Assumptions

5.	The opinions set out in paragraph 4 are based upon the following assumptions (made without investigation):
(a)	that all copy Documents supplied to us are complete, up-to-date, authentic and accurate and conform to the originals which themselves are genuine and that all signatures, stamps and seals thereon are genuine;

(b)	that each party to the Documents has the capacity, power and authority to enter into and to exercise its rights and to perform its obligations under such Documents;

(c)	that the rules of ESAS, PSP, ISP, SVP and the Sharepurchase Plan which we have examined are in force, were validly adopted by the Company (and the relevant trustee of each of ESAS, PSP, ISP, SVP and the Sharepurchase Plan) and have been and will be operated in accordance with their terms;

(d)	that the Shares will, before allotment or issue, have been fully paid up in accordance with the Companies Act 2006;

(e)	that the Shares have been and will be issued or transferred in accordance with the rules of ESAS, PSP, ISP, SVP and the Sharepurchase Plan;

(f)	that any representation, warranty or statement of fact or law, other than as to the laws of England, made in any of the Documents is true, accurate and complete;

(g)	that all resolutions of the board of directors and/or of the committees and/or of the relevant trustees required to approve or operate any of ESAS, PSP, ISP, SVP and the Sharepurchase Plan (including in respect of the allotment and issue of Shares) and any amendments to those plans were duly passed at properly convened meetings of duly appointed directors or, as the case may be, duly appointed committees of directors and/or properly convened meetings of the relevant trustee (or in the case of written resolutions, were duly adopted) and that such resolutions have not been amended or rescinded and are in full force and effect;

(h)	that all resolutions of the shareholders of the Company required to approve any of ESAS, PSP, ISP, SVP and the Sharepurchase Plan or any amendments to those plans were duly passed at properly convened meetings of the shareholders of the Company and have not been amended or rescinded and are in full force and effect;

(i)	that there has been no alteration in the status or condition of the Company since a search carried out at the Companies House of England and Wales on 1 June 2010 at 11:55a.m. and an enquiry by telephone in respect of the Company at the Central Index of Winding Up Petitions on 1 June 2010 at 1:10p.m. However, it is our experience that such searches may be unreliable. In particular, they are not conclusively capable of disclosing whether or not insolvency proceedings have been commenced in England nor do they indicate whether or not insolvency proceedings have been commenced elsewhere;

(j)	that each director of the Company has disclosed any interests which he may have in ESAS, PSP, ISP, SVP and the Sharepurchase Plan in accordance with the provisions of the Companies Act 2006 and the articles of association of the Company;

(k)	that each director of the Company (and each member of any relevant committee) discharged his fiduciary duty owed to the Company and acted honestly and that each relevant trustee discharged its fiduciary duties and acted honestly;

(l)	that the offering or award of Shares under ESAS, PSP, ISP, SVP and the Sharepurchase Plan has been duly authorised by, and has and will be made in accordance with, the relevant Documents;

(m)	that there have been no amendments to the form of articles of association of the Company referred to in the Appendix;

(n)	that save for the Documents, there is no other document or arrangement which modifies or supersedes any of the Documents.
6.	We express no opinion as to any agreement, instrument, document or matter other than as specified in this letter. We have not been responsible for investigation or verification of statements of fact (including statements as to foreign law).

7.	This letter is given solely for the purposes of the Company filing the Form S-8 and for the information of the persons to whom it is addressed and may not be relied upon for any other purpose or disclosed to or relied upon by any other person without our prior written consent. Furthermore this letter is given on the basis that any limitation on the liability of any other person to the persons to whom this letter is addressed, whether or not we are aware of that limitation, will not adversely affect our position in any circumstances.

Benefit of opinion

8.	We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission (the “Commission”) as an exhibit to the Form S-8 relating to the Shares. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. Save as aforesaid, this opinion is addressed to you on the understanding that it may not be transmitted to any person for any purpose or quoted or referred to in any public document or filed with any government agency or other person without our prior consent.
Yours faithfully
/s/ Clifford Chance LLP
CLIFFORD CHANCE LLP

Appendix
Documents Reviewed
The Documents referred to in Paragraph 2 of this letter are copies of the following which have been provided to us by the Company with the exception of the documents referred to in (2) and (4) below which have been obtained from the United Kingdom’s Companies House and the Central Index of Winding Up Petitions as the case may be on 1 June 2010.
(1)	The draft Form S-8

(2)	The articles of association of the Company as filed with the U.S. Securities and Exchange Commission on 13 May 2010 as an attachment to the Company’s Form 6-K filing.

(3)	The rules of the ESAS, PSP, ISP, SVP and the Sharepurchase Plan

(4)	The searches referred to in paragraph 5(h) of this Legal Opinion